Exhibit 99.2

Applied Materials Announces $3 Billion Share Repurchase Authorization

SANTA CLARA, Calif., April 26, 2015 — Applied Materials, Inc. (NASDAQ: AMAT) today announced that its Board of Directors has approved a new share repurchase program authorizing up to $3 billion in repurchases over the next three years beginning in the third quarter of fiscal 2015.

“We are pleased to announce this new share repurchase program,” said Gary E. Dickerson, president and chief executive officer of Applied Materials. “This program reflects our confidence in our performance and opportunities as well as our strong commitment to shareholder returns.”

Forward-Looking Statements:

This press release contains forward-looking statements, including those regarding Applied’s performance, opportunities, financial position and capital allocation strategy. These statements and their underlying assumptions are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; the timing and nature of technology transitions; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products and expand its markets, (ii) achieve the objectives of operational and strategic initiatives, (iii) obtain and protect intellectual property rights in key technologies, (iv) attract, motivate and retain key employees, and (v) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied’s SEC filings, including its most recent Form 10-Q. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Applied undertakes no obligation to update any forward-looking statements.

Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in precision materials engineering solutions for the semiconductor, flat panel display and solar photovoltaic industries. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

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Contact:

Kevin Winston (editorial/media) 408.235.4498

Michael Sullivan (financial community) 408.986.7977